Alpha Natural Resources, Inc.
FOR IMMEDIATE RELEASE

Alpha Natural Resources Announces Strategic Repositioning Plan

•	Company is reshaping mine operations, establishing core set of durable, cost-competitive assets with sharp focus on metallurgical coal business

•	Organizational streamlining will reduce overhead costs by $150 million, accelerate adoption of operating best practices and performance improvements

•	Mine idlings and production curtailments will reduce annual coal output approximately 16 million tons by early 2013

BRISTOL, Va., Sept. 18, 2012 – Alpha Natural Resources (NYSE: ANR), a leading U.S.-based coal supplier, today outlined plans to reshape its portfolio of operations to meet the evolving demands of a changing global coal market.
By early 2013, the company will be fully aligned to focus on two key strategic priorities: enhancing Alpha’s metallurgical coal leadership position in both the domestic and international markets; and establishing a durable core of cost-competitive thermal coal assets better suited to supply structurally shifting power markets in the United States and tap into new thermal markets overseas.
Kevin Crutchfield, chairman and CEO of Alpha Natural Resources, said, “With fundamental changes taking place in our business, we’re taking decisive actions that set the table for Alpha to compete successfully as a leader in the global coal markets for years to come.
“We’re taking a long-term view of the thermal coal market, and we believe there are solid opportunities for diversified suppliers like Alpha to produce and sell thermal coal profitably into a smaller domestic market and to customers in new markets overseas,” Crutchfield added. “At the same time we have a big opportunity to advance Alpha’s position as a premier supplier of metallurgical coal. Forecasts point to more than 100 million tons of increased seaborne metallurgical coal demand by the end of this decade, and persistent structural supply limitations exist on sources of high-quality metallurgical coal. We intend to participate meaningfully in the market upside with costs that are globally competitive.”
Alpha’s strategic plan is designed to ensure that the company’s asset portfolio and administrative structure is optimally positioned to compete successfully in the new market environment. Following are key elements of the plan that will be launched beginning today and extend into early 2013:
Rationalize higher-cost thermal coal production, creating a durable, sustainable thermal coal franchise:

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Alpha’s rationalization efforts focus on thermal coal operations that have a cost, customer or transportation advantage. Operations that have competitive cost positions and more stable customer demand – such as supplying baseload power plants and generating units that will survive a stricter regulatory regime – will supply the majority of the company’s U.S. thermal coal output.

•	With the addition of a new international sales and trading function announced July 31, Alpha will also further develop its global marketing platform for its high-quality thermal coals.

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A combination of mine and equipment idlings, production curtailments and mining out reserves will take place through early 2013, reducing annualized coal production and shipments by approximately 16 million tons. Approximately 40 percent of the reduction will come from higher-cost thermal coal operations in the East that are unlikely to be competitive for the foreseeable future. And approximately half of the reduction will come from production curtailments in the Powder River Basin in order to match currently committed sales volumes. The balance will be reduced production of lesser quality metallurgical coal.

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Between now and early 2013 operational adjustments will reduce approximately 1,200 positions from the current workforce of 13,100 employees. The first of the planned reductions commence today with the idling of eight mines in Virginia, West Virginia and Pennsylvania. Approximately 400 positions will be eliminated, with some employees having job opportunities elsewhere in the organization.

Enhance Alpha’s international metallurgical coal business to capitalize on new opportunities:

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Notwithstanding current market softness for metallurgical coal, new steel mills being planned or under construction in developing areas of Asia, South America and elsewhere provide compelling long-term growth opportunities for Alpha. At the same time, there are persistent structural limitations globally on sources of high-quality metallurgical coal. With the most flexible logistics network, an outstanding reputation in the international marketplace and broad range of products, Alpha is well positioned to capitalize on new opportunities and is better protected from customer and country risk.

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As the third-largest supplier of metallurgical coal globally, Alpha has 25-30 million tons of export capacity through the East Coast and Gulf of Mexico which is partially untapped, giving Alpha the capability to scale up exports swiftly. With approximately 1.5 billion tons of quality metallurgical coal reserves, and a number of significant organic growth projects in various stages of development, Alpha is well positioned to scale up quickly as demand from steelmakers around the world warrants.

Streamline and optimize Alpha’s corporate structure:

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To align with its smaller production footprint, Alpha’s four existing operating regions will be consolidated into two. The realignment will allow these units to reduce operational overhead while enhancing effectiveness. Executive and administrative support for the smaller number of operating properties within these units will be consolidated and proportionally scaled between now and early 2013, resulting in permanent overhead savings.

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With the most recent acquisition of Massey Energy complete, and priorities addressed in the critical area of safety, Alpha intends to move aggressively to appropriately size overhead support groups to reduce costs and improve work processes, while providing functional support to the new operational footprint and structure.

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Alpha is establishing an Operational Performance Group (OPG) to provide centralized technical support services to both new operating regions. This group will support the deployment of best practices across the organization in areas such as operational improvement and predictive/preventive maintenance that will result in greater up-time at the mines.

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Brian Sullivan, currently president of Alpha Australia LLC, will transfer back to the United States to fill the vacant position of chief commercial officer (CCO), a post held by Paul Vining before he was named Alpha’s president. Sullivan will be responsible for all global sales and marketing activities.

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Randy McMillion and Eddie Neely, both members of Alpha’s Executive Leadership team (ELT), will retire November 1, 2012 as previously planned. Their responsibilities will be consolidated into the current duties of other ELT members and company executives.

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The company will continue with unwavering commitment to its signature Running Right employee involvement program and proactive safety systems. By investing in both areas, Alpha will continue to improve employee safety and regulatory performance.

“The focus and shape of our company need to change to reflect our new business environment,” said Paul Vining, Alpha’s president. “We must have a nimble operating model, superior cost management and an overhead structure that matches our streamlined operational footprint. We recognize these changes will impact our people, suppliers and communities in some areas where we operate. Alpha is committed to acting transparently and responsibly throughout the transition, with respectful consideration of our people and all other stakeholders.”
Financial impact and outlook:

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Overhead cost savings from the streamlining of field and corporate support functions are now targeted to be approximately $150 million, which includes the $50 million to $60 million of cost reductions Alpha announced on June 8. These overhead savings will be reflected both in lower cost-of-coal-sales and lower SG&A expenses.

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As the realignments are finalized over the coming months, Alpha will continue to assess their impact. Operating and financial guidance for 2013 will be provided after the completion of detailed business planning for next year.

About Alpha Natural Resources
With $7.1 billion in total revenue in 2011, Alpha Natural Resources ranks as America's second-largest coal producer by revenue and third-largest by production. Alpha is the nation's largest supplier of metallurgical coal used in the steel-making process and is a major supplier of thermal coal to electric utilities and manufacturing industries. In 2011, the company had more than 200 customers on five continents. More information about Alpha can be found on the company’s Web site at www.alphanr.com.
Forward-Looking Statements
Statements in this news release which are not statements of historical fact are "forward-looking statements" within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance. Many factors could cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking-statements. These factors are discussed in detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other filings with the SEC. We make forward-looking statements based on currently available information, and we assume no obligation to update the statements made today or contained in our Annual Report or other filings due to changes in underlying factors, new information, future developments, or otherwise, except as required by law.
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Media Contact
Ted Pile
276-623-2920
tpile@alphanr.com

Investor Contact
Todd Allen
276-739-5328
tallen@alphanr.com

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